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                                                                    Exhibit 99.1

TECUMSEH PRODUCTS COMPANY
(NASDAQ:  TECUA and TECUB)

July 20, 2005
Tecumseh, Michigan

               TECUMSEH ANNOUNCES PERFORMANCE IMPROVEMENT PROGRAM
                       FOR ITS ENGINE & POWER TRAIN GROUP

-     ALIXPARTNERS RETAINED TO LEAD PERFORMANCE IMPROVEMENT PROGRAM

-     JIM BONSALL TO BECOME PRESIDENT OF ENGINE AND POWER TRAIN GROUP

Tecumseh Products Company announces that it has retained AlixPartners to lead the performance improvement program for the Engine and Power Train Group. Jim Bonsall, a Managing Director of AlixPartners, will lead a team of AlixPartners and Tecumseh personnel engaged in the program. While he will remain in his position with AlixPartners, Mr Bonsall will be given the newly-created title of "President of the Engine and Power Train Group" to reflect his leadership of the Group and the performance improvement program.

Todd Herrick, Tecumseh's Chief Executive Officer, said, "Jim Bonsall and the team from AlixPartners will focus on improving profitability and customer service. While the Company had been restructuring the Group over the past couple of years, AlixPartners' track record gives us greater confidence that the Company's improvement plans will occur more quickly and effectively than we were achieving on our own. We are steadfast in our interest to be a leading provider of gasoline engines to the lawn and garden industry, and these actions reflect our commitment to the OEMs, retailers, and consumers that use our products."

"The products of Tecumseh are well known for their quality, efficiency, and innovation," said Jim Bonsall. "I look forward to working with the Engine and Power Train Group as it focuses on the improvements that will bring greater value to its customers while restoring profitability to the Group."

Jim Bonsall has a strong multinational operating background. He has helped several companies in the automotive parts, steel making, and cable industries improve customer service, operations and profitability. He returns to the United States after a three-year engagement as CEO of a German company where he undertook several successful programs to improve the company's competitiveness.

ABOUT TECUMSEH PRODUCTS COMPANY

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps; gasoline engines and power train for lawn mowers, lawn and garden tractors, garden

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tillers, string trimmers, snow throwers, industrial and agricultural applications and recreational vehicles; electric motors and components, including AC and DC motors, blowers, gear motors and linear actuators for a wide variety of industrial and consumer applications across a broad range of industries; and centrifugal pumps, sump pumps and small submersible pumps for industrial, commercial, marine and agricultural applications.

ABOUT ALIXPARTNERS

AlixPartners (www.alixpartners.com) is internationally recognized for its hands-on, results-oriented approach to solving operational and financial challenges for large and middle market companies globally. Since 1981, the firm has become the "industry standard" for performance improvement aimed at producing bottom-line results quickly and helping clients achieve a more positive outcome during times of transition. The firm has over 350 professionals in its Chicago, Dallas, Detroit, Dusseldorf, London, Los Angeles, Milan, Munich, New York, and Tokyo offices.

This discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties. For a description of these risks and uncertainties, refer to "Cautionary Statements Relating to Forward Looking Statements" in the Management's Discussion and Analysis section of Tecumseh Products Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 2004.

Contact: Pat Walsh
         Director of Investor Relations
         Tecumseh Products Company
         (517) 423-8455